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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      July 27, 2001
                                                -------------------

                       Sunquest Information Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)


      Pennsylvania                   0-28212                      86-0378223
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(State or Other Jurisdiction       Commission                 (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)


    4801 East Broadway Boulevard,
          Tucson, Arizona                                            85711
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code  (520) 570-2000
                                                    --------------


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         (Former Name or Former Address, if Changed Since Last Report)

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Item 1.  Change in Control of Registrant.

     Reference is made to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Sunquest Information Systems, Inc., a Pennsylvania corporation (the "Company"), on June 29, 2001, as amended by Amendment No. 1 filed on July 25, 2001 (as amended, the "Schedule 14D-9"), concerning that certain Agreement for Tender Offer and Merger, dated as of June 24, 2001 (the "Agreement"), among Misys plc, a public company incorporated under the laws of England ("Misys"), Kirsty, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Misys ("Kirsty"), Sunshine Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Kirsty (the "Purchaser"), and the Company. Pursuant to the Agreement, on June 29, 2001, the Purchaser commenced a tender offer to purchase (the "Offer") all of the issued and outstanding shares of Common Stock, no par value, of the Company (the "Shares") at a purchase price of $24.00, net to the seller in cash, per Share (the "Share Price"). The Offer was disclosed in the Schedule TO filed by Misys, Kirsty and the Purchaser with the Securities and Exchange Commission on June 29, 2001, as amended by Amendment No. 1 filed on July 10, 2001, Amendment No. 2 filed on July 18, 2001, Amendment No. 3 filed on July 25, 2001 and Amendment No. 4 filed on July 30, 2001 (as amended, the "Schedule TO"). The recommendation of the Board of Directors of the Company with respect to the Offer was set forth in the Schedule 14D-9.

     The Offer expired at midnight on Friday, July 27, 2001. A total of 15,495,456 Shares (including Shares tendered by guaranteed delivery), which represented approximately 91.1% of the outstanding Shares and total voting power of the Company on a fully diluted basis, were tendered pursuant to the Offer. Following the expiration of the Offer, the Purchaser accepted for payment, and paid for, all validly tendered Shares, resulting in a change in control of the Company.

     The Company has been informed by Misys that in accordance with the Agreement, each outstanding stock option granted under the Company's Stock Incentive Plan of 1996 (each, an "Option") (1) will be cancelled and (2) will be converted into the right to receive a payment in cash from the Company equal to the product of (i) the number of Shares subject to such Option (assuming full vesting of such Option) and (ii) the excess, if any, of the Share Price over the exercise price of such Option.

     The Agreement also provided for, among other things, that upon the terms and subject to the conditions contained therein and in accordance with the Pennsylvania Business Corporation Law (the "PBCL"), promptly after the purchase of the Shares pursuant to the Offer and the satisfaction or waiver of the conditions contained therein, the Purchaser would be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Kirsty. On July 31, 2001, in accordance with the Agreement and pursuant to Section 1924 of the PBCL, the Merger was consummated, and each issued and outstanding Share not tendered in the Offer (other than Shares held by the Company, Misys or any subsidiary of the Company or Misys, and Shares held by shareholders who properly exercise their dissenters' rights under the PBCL) was converted into the right to receive the Share Price without interest thereon.
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     The preceding description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which has been filed as Exhibit (d)(1) to the Schedule TO and is incorporated herein by reference.

     The total consideration to be paid by the Purchaser in the Offer and the Merger is approximately $404 million, and such funds have been made available to the Purchaser through existing funds of the Company (for payments to holders of Options) and capital contributions or advances to be made to it by Misys and Kirsty (for all other payments). With respect to the financing of such capital contributions or advances, the Company has been informed by Misys as follows:

     Misys and Kirsty obtained a portion of the funds for such capital contributions or advances from a new revolving credit facility with J.P. Morgan plc and Lloyds TSB Bank plc, dated June 24, 2001 (the "Credit Agreement"), and the balance of such funds from cash on hand. The maximum amount of borrowings that may be outstanding pursuant to the Credit Agreement is $700,000,000. The Credit Agreement consists of a multicurrency revolving loan facility with a Term Out Option and can be drawn upon satisfaction of certain conditions precedent. If Misys exercises the Term Out Option for any loan, that loan will automatically be converted into a term loan. However, if the Term Out Option is not exercised for any loan that is outstanding, that loan will need to be repaid.

     All amounts borrowed pursuant to the Credit Agreement are unsecured. The amounts borrowed under the revolving credit facility will become due and payable within 364 days following the date of the Credit Agreement. The amounts borrowed under the term loan will become due and payable within 12 months following the termination of the revolving credit facility. The revolving credit facility may, at the sole discretion of Misys, be extended for up to two years.

     All amounts drawn down pursuant to the Credit Agreement bear interest at an annual rate equal to the aggregate of (a) a margin of 0.50-0.80%, (b) the London inter-bank offered rate and (c) certain mandatory costs (where applicable).

     The preceding description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which has been filed as Exhibit (b) to the Schedule TO and is incorporated herein by reference.

     In conjunction with the execution of the Agreement, certain shareholders of the Company entered into a Shareholders' Agreement with Misys, Kirsty and the Purchaser (the "Shareholders' Agreement"), in which these shareholders agreed, among other things, to tender all of their Shares into the Offer. The shareholders of the Company who agreed to tender their Shares in such a manner are Dr. Sidney A. Goldblatt, the Bradley L. Goldblatt Trust, the Curtis S. Goldblatt Trust and the Jodi Beth Goldblatt Trust. Collectively these shareholders were beneficial owners of approximately 76% of the outstanding Shares (or approximately 70% of the Shares on a fully-diluted basis). All of the shareholders of the Company who were parties to the Shareholders' Agreement tendered their Shares in the Offer as contemplated by the Shareholders' Agreement.
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     The preceding description of the Shareholders' Agreement is qualified in its entirety by reference to the Shareholders' Agreement, a copy of which has been filed as Exhibit (d)(2) to the Schedule TO and is incorporated herein by reference.
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Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

     Exhibit
     -------

     2.1 Agreement for Tender Offer and Merger, dated as of June 24, 2001, among Misys, Kirsty, the Purchaser and the Company (incorporated by reference to Exhibit (d)(1) to the Schedule TO of Misys, Kirsty and the Purchaser filed on June 29, 2001).

     10.1 Shareholders' Agreement, dated as of June 24, 2001, among Misys, Kirsty, the Purchaser and the Company (incorporated by reference to Exhibit (d)(2) to the Schedule TO of Misys, Kirsty and the Purchaser filed on June 29, 2001).

     10.2 Credit Agreement, dated as of June 24, 2001, by and between Misys plc, J.P. Morgan plc and Lloyd TSB Bank Plc (incorporated by reference to Exhibit (b) to the Schedule TO of Misys, Kirsty and the Purchaser filed on June 29, 2001).

     99.1 Press Release of Misys dated July 30, 2001 (incorporated by reference to Exhibit (a)(1)(L) to Amendment No. 4 to the Schedule TO of Misys, Kirsty and the Purchaser filed on July 30, 2001).

     99.2 Press Release of Misys and the Company dated July 30, 2001 (incorporated by reference to Exhibit (a)(1)(M) to Amendment No. 4 to the Schedule TO of Misys, Kirsty and the Purchaser filed on July 30, 2001).






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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SUNQUEST INFORMATION SYSTEMS, INC.


                                    By:     /s/ Tom Skelton
                                         ------------------------------------
                                         Name:  Tom Skelton
                                         Title: Chief Executive Officer

Date: August 7, 2001
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                                 EXHIBIT INDEX


Exhibit         Description
No.             -----------




     2.1 Agreement for Tender Offer and Merger, dated as of June 24, 2001, among Misys, Kirsty, the Purchaser and the Company (incorporated by reference to Exhibit (d)(1) to the Schedule TO of Misys, Kirsty and the Purchaser filed on June 29, 2001).


     10.1 Shareholders' Agreement, dated as of June 24, 2001, among Misys, Kirsty, the Purchaser and the Company (incorporated by reference to Exhibit (d)(2) to the Schedule TO of Misys, Kirsty and the Purchaser filed on June 29, 2001).

     10.2 Credit Agreement, dated as of June 24, 2001, by and between Misys plc, J.P. Morgan plc and Lloyd TSB Bank Plc (incorporated by reference to Exhibit (b) to the Schedule TO of Misys, Kirsty and the Purchaser filed on June 29, 2001).

     99.1 Press Release of Misys dated July 30, 2001 (incorporated by reference to Exhibit (a)(1)(L) to Amendment No. 4 to the Schedule TO of Misys, Kirsty and the Purchaser filed on July 30, 2001).

     99.2 Press Release of Misys and the Company dated July 30, 2001 (incorporated by reference to Exhibit (a)(1)(M) to Amendment No. 4 to the Schedule TO of Misys, Kirsty and the Purchaser filed on July 30, 2001).